Washington Bancorp
                    Computation of Earnings per Common Share
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        Exhibit   11                              For the three months                         For the nine months
                                                   ended March 31,                               ended March 31,
                                         1999       1998       1999      1998        1999       1998        1999       1998

                                         Basic      Basic    Diluted    Diluted      Basic      Basic      Diluted    Diluted
Computation of weighted average          EPS        EPS        EPS        EPS        EPS        EPS         EPS         EPS
                                         -----      -----    -------    -------      -----      -----      -------    -------
  number of common shares
  outstanding:

Common shares outstanding
  at the beginning of the
  period                                 651,133   651,133   651,133   651,133     651,133    651,133    651,133     651,133

Unreleased common shares held by the
  Employee Stock Ownership
  Plan (ESOP) at the beginning
  of the period                         (40,226)  (44,400)  (40,226)  (44,400)    (42,313)   (46,333)   (42,313)    (46,333)

Weighted average common shares
  released by the ESOP during
  the period                                 564       522       564       522       1,607      1,488      1,607       1,488

Weighted average common shares
  outstanding - Stock Option
  Plan                                      --        --      13,853    18,807        --         --       14,927      17,521

Weighted average common shares
  into treasury                         (51,398)   (1,286)  (51,398)   (1,286)   (46,610)       (419)   (46,610)       (419)
                                        --------  --------  --------  --------   --------    --------   --------    --------
Total average shares outstanding         560,073   605,969   573,926   624,776    563,817     605,896    578,744     623,390
                                        ========  ========  ========  ========   ========    ========   ========    ========

Net income                              $153,149  $215,973  $153,149  $215,973   $520,737    $572,423   $520,737    $572,423
                                        ========  ========  ========  ========   ========    ========   ========    ========
Net income per share                    $   0.27  $   0.36  $   0.27  $   0.35   $   0.92    $   0.94   $   0.90    $   0.92
                                        ========  ========  ========  ========   ========    ========   ========    ========
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